Exhibit 10.1

CONSENT AND AMENDMENT AGREEMENT

THIS CONSENT AND AMENDMENT AGREEMENT is made and entered into effective as of July 27, 2006 (this “Consent”) by and among CYBERONICS, INC. (the “Borrower”), MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, as Administrative Agent, Sole Bookrunner and Sole Lead Arranger (the “Administrative Agent”) and the Lenders now or from time to time party to the Credit Agreement referenced below (the “Lenders”). All capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

A. Borrower entered into a certain Credit Agreement dated as of January 13, 2006 among Borrower, Administrative Agent and the Lenders party thereto (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”).

B. The Credit Agreement requires the Borrower to (a) comply with applicable Laws, including the filing of its annual report on Form 10-K, quarterly financial reports on Form 10-Q, proxy statement and registration statements (“SEC Filings”), and (b) satisfy all applicable listing criteria for the Principal Stock market on which the Borrower’s common stock is listed;

C. The Credit Agreement also requires the Borrower to deliver, on an ongoing basis, certain financial information that is prepared in compliance with GAAP.

D. The Borrower has received notice that the Securities and Exchange Commission is conducting an informal inquiry and has received a subpoena from the Office of the United States Attorney for the Southern District of New York regarding its stock option granting practices, and the Audit Committee of the Borrower’s Board of Directors has undertaken an independent investigation of such options practices.

E. The Borrower obtained an extension from the Securities and Exchange Commission until July 27, 2006 to file its annual report on Form 10-K for the fiscal year ended April 28, 2006 (the “2006 Annual Report”).

F. The Audit Committee of the Borrower’s Board of Directors is proceeding diligently with its independent investigation, but the investigation is not yet complete, resulting in Borrower’s inability to file its 2006 Annual Report with the Securities and Exchange Commission on or before July 27, 2006.

G. Borrowers have informed Administrative Agent that it will not be able to file on a timely basis its 2006 Annual Report with the Securities and Exchange Commission until on or before October 31, 2006.

H. Further, Borrowers have also informed Administrative Agent that it will not be able to file on a timely basis the Form 10-Q with the Securities and Exchange Commission for the period ending July 28, 2006 until on or before October 31, 2006 (with the 2006 Annual Report, the “SEC Reports”).

I. The Borrower has requested that the Administrative Agent and Lenders consent to the extension of time for filing the SEC Reports and delivery of the related financial statements as required by the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

(1) Subject to Section 2 below, the Borrower, Administrative Agent and Lenders hereby consent to and agree that:

(a) Notwithstanding anything to the contrary in the Credit Agreement, including without limitation in Sections 4.1(a), 4.1(e), 4.5 and 11.1(b), Borrower shall have until October 31, 2006 to deliver the SEC Reports to Administrative Agent and file the SEC Reports with the Securities and Exchange Commission, and during such period such delay in filing the SEC Reports shall not constitute an “Event of Default” pursuant to the Credit Agreement.

(b) Notwithstanding anything to the contrary contained in Section 11.1(bb) of the Credit Agreement, Borrower’s failure to be in compliance with the Nasdaq Stock Market, Inc. listing standards, due solely to Borrower’s failure to timely file or deliver the SEC Reports on or prior to October 31, 2006, will not constitute an “Event of Default” pursuant to the Credit Agreement.

(c) Notwithstanding anything to the contrary contained in Section 11.1(e) of the Credit Agreement, Borrower shall have until October 31, 2006 to file the registration statement required by the Registration Agreement dated September 27, 2005 between the Borrower and the “Initial Purchaser” named therein, and such default under the Registration Agreement shall not constitute an “Event of Default” pursuant to the Credit Agreement unless such registration statement is not filed on or prior to October 31, 2006.

(d) Notwithstanding anything to the contrary contained in Section 4.1(b)(v) of the Credit Agreement, the Compliance Certificates delivered by Borrower may include the following footnote: “The Audit Committee of the Borrower’s Board of Directors is conducting an independent internal investigation of the Borrower’s stock option grants, procedures, and practices, including compliance with Generally Accepted Accounting Principles and all applicable statutes, rules, and regulations. The Securities and Exchange Commission and the Department of Justice are conducting their own investigations of the same matters. The financial statement accompanying this certificate may change upon the conclusion of these investigations and our analysis of the results of the investigations.” The existence of such footnote shall not be construed as or deemed an acceptance by Administrative Agent or Lenders of any restatement of financial statements or reports that may be required upon the conclusion of such investigations or construed as or deemed a waiver of any Defaults or Event of Defaults resulting from any such restatement or reports.

(2) The Administrative Agent’s and Lenders’ consent and agreement to each of the provisions of Section 1 above constitutes an amendment to the Credit Agreement.

(3) In consideration for the accommodations and amendments made herein, Borrower agrees to pay to Administrative Agent an “Amendment Fee” in the amount of Ten Thousand Dollars ($10,000), which fee is fully earned and non-refundable upon the effectiveness hereof. Borrower authorizes Administrative Agent to charge the loan for the payment of such Amendment Fee

(4) The effectiveness of this Consent is conditioned upon each of Administrative Agent and Borrower receiving one (1) counterpart hereof duly executed by the Borrower and the Administrative Agent. This Consent shall be binding on all parties to the Credit Agreement and their successors and assigns upon the effectiveness hereof.

(5) Borrower covenants, confirms and agrees that as security for the repayment of the Obligations, and any extensions, renewals, replacements, restructurings, or modifications thereof, Lenders have, and shall continue to have, a continuing first perfected lien on and security interest in all of the Collateral (as defined in the Credit Agreement). Borrower acknowledges and agrees that nothing herein contained in any way impairs Lenders’ rights or priority in such security.

(6) The execution, delivery and effectiveness of this Consent shall not operate as a waiver of any Event of Default under the Finance Documents, of any event which with the passage of time or the giving of notice or both would constitute an Event of Default, nor does it obligate Administrative Agent, or Lenders to agree to any further modifications of the terms of any of the Finance Documents or constitute a waiver of any other rights or remedies of Administrative Agent or Lenders.

(7) The parties hereto hereby acknowledge and agree that, except as specifically modified hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms. The Credit Agreement and this Consent shall be read, taken, together and construed as one and the same instrument.

(8) This Consent may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Consent by signing any such counterpart.

(9) THIS CONSENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED IN SUCH STATE, AND SHALL FURTHER BE SUBJECT TO THE PROVISIONS OF SECTION 14 (GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER) IN THE CREDIT AGREEMENT.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Consent and Amendment Agreement to be effective as provided herein.

CYBERONICS, INC., a Delaware corporation

By:_/S/ Pamela B. Westbrook

Pamela B. Westbrook, Chief Financial Officer

MERRILL LYNCH CAPITAL, a division of Merrill
Lynch Business Financial Services Inc., as Lender and as Administrative Agent

By: /S/ Paula K. Berry

Paula K. Berry, Vice President